Certain information has been excluded from this exhibit because (i) it is not material and (ii) it would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT (this

“Amendment”), effective as of April 15, 2024, by and among North Square Investments Trust, a Delaware statutory trust (the “Trust”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”) (collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Master Services Agreement dated May 5, 2023, as amended (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties agree as follows:

1.	Amendments.

(a)	Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

(b)	The Agreement hereby is amended by inserting Fund Accounting Addendum for the Sphere Funds attached hereto.
(c)	The Agreement hereby is amended by inserting Fund Accounting Fee Letter for the Sphere Funds attached hereto.
(d)	The Agreement hereby is amended by inserting Fund Administration Addendum for the Sphere Funds attached hereto.
(e)	The Agreement hereby is amended by inserting Fund Administration Fee Letter for the Sphere Funds attached hereto.

(f)	The Agreement hereby is amended by inserting Transfer Agent and Shareholder Services Addendum for the Sphere Funds attached hereto.
(g)	The Agreement hereby is amended by inserting Transfer Agent and Shareholder Services Fee Letter for the Sphere Funds attached hereto.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.
(b)	In the event of any conflict between this Amendment and the Agreement, this Amendment shall control.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of April 15, 2024.

NORTH SQUARE INVESTMENTS TRUST

By: /s/ Ian Martin

Name: Ian Martin

Title: President

ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Gary Tenkman

Name: Gary Tenkman

Chief Executive Officer

2

SCHEDULE A

to the

Master Services Agreement between

North Square Investments Trust and

Ultimus Fund Solutions, LLC dated May 5, 2023

(last updated April 15, 2024)

Fund Portfolio(s) NSI Funds

North Square Strategic Income Fund

North Square Advisory Research Small Cap Value Fund

North Square Altrinsic International Equity Fund

North Square McKee Bond Fund

North Square Spectrum Alpha Fund

North Square Dynamic Small Cap Fund

North Square Multi Strategy Fund

North Square Preferred and Income Securities Fund

North Square Tactical Growth Fund

North Square Tactical Defensive Fund

North Square Trilogy Alternative Return Fund

North Square Kennedy MicroCap Fund

Sphere Funds

Sphere 500 Climate Fund

Signatures are located on the next page.

The parties duly executed this Schedule A as of April 15, 2024.

NORTH SQUARE INVESTMENTS TRUST

By: /s/ Ian Martin

Name: Ian Martin

Title: President

ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Gary Tenkman

Name: Gary Tenkman

Chief Executive Officer

Fund Accounting Addendum

for

the Sphere Funds each a series of

North Square Investments Trust

This Fund Accounting Addendum, dated April 15, 2024, is between North Square Investments Trust (the “Trust”), on its own behalf and on behalf of the Funds of the Trust advised by Reflection Asset Management, LLC (the “Sphere Funds”) listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) to that certain Master Services Agreement dated May 5, 2023, and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

Fund Accounting Services

1.	Performance of Daily Accounting Services

Ultimus shall perform the following accounting services daily for each Fund, each in accordance with the Fund’s prospectus and statement of additional information:

1.1.	calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1.2 below;

1.2.	obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund’s investment adviser or its designee, per the valuation policy approved by the Board;
1.3.	verify and reconcile with the Funds’ custodian cash and all daily activity;

1.4.	compute, as appropriate, each Fund’s net income and realized capital gains, dividend payables, dividend factors, and weighted average portfolio maturity;
1.5.	review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and/or yields to NASDAQ and such other entities as directed by the Fund;

1.6.	determine unrealized appreciation and depreciation on securities held by the Funds;

1.7.	accrue income of each Fund;

1.8.	amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;

1.9.	update fund accounting system to reflect rate changes, as received/obtained by Ultimus, on variable interest rate instruments;

1.10.	record investment trades received in proper form from each Fund or its authorized agents on the industry standard T+1 basis;
1.11.	calculate Fund expenses based on instructions from each Fund’s administrator;

1.12.	accrue expenses of each Fund;

1.13.	determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;
1.14.	provide accounting reports in connection with each Fund’s regular annual audit and other audits and examinations by regulatory agencies;

1.15.	provide such periodic reports as agreed to by the parties;

1.16.	prepare and maintain the following records upon receipt of information in proper form from each Fund or its authorized agents: (1) cash receipts journal; (2) cash disbursements journal; (3) dividend record; (4) purchase and sales-portfolio securities journals; (5) subscription and redemption journals; (6) security ledgers; (7) broker ledger; (8) general ledger; (9) daily expense accruals; (10) daily income accruals, (11) securities and monies borrowed or loaned and collateral therefore; (12) foreign currency journals; and (13) trial balances;

1.17.	provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

1.18.	provide accounting information to each Fund’s independent registered public accounting firm for preparation of the Fund’s tax returns; and

1.19.	cooperate with and take all reasonable actions in the performance of its duties under this Agreement, so that all necessary information is made available to each Fund’s independent public accountants in connection with any audit or the preparation of any report requested by the Fund.

2.	Accounting Services Related to Odd Lot Pricing

If, in addition to those services described under Section 1 [Performance of Daily Accounting Services] of this Fund Accounting Addendum, the Trust or a Fund’s investment adviser informs Ultimus that one or more Fund(s) holds or will hold any security in a quantity constituting an odd lot (as opposed to a round lot), Ultimus will undertake to perform such additional procedures as are determined necessary by the Board to price such security, including, if applicable, the application of a discount to the pricing obtained from any independent pricing service(s); provided, however, that any such additional procedures to be performed in connection with securities held in quantities constituting an odd lot, are clearly delineated in a written odd lot pricing methodology and procedure approved by the Board; it being further understood and agreed by the parties hereto that Ultimus shall be compensated in the form of an odd lot pricing fee for performing such additional procedures, and, notwithstanding anything in the Agreement to the contrary, including, without limitation, any duty of care or indemnification obligation that Ultimus might otherwise owe to the Trust or any Fund, Ultimus will not be liable for any NAV error that may arise out of any incorrect, incomplete, or missing data provided to Ultimus by the Fund’s investment adviser or any sub-adviser to the Fund as part of any odd lot pricing procedures approved by the Board, and the Trust hereby agrees to indemnify Ultimus for and hold Ultimus harmless from any such liability.

3.	Derivatives Risk Management Program Support Services

Ultimus may, at the election of the Trust, provide certain of the Funds with the Derivatives Risk Management Program Support Services described below, in accordance with Rule 18f-4 under the Investment Company Act (“Rule 18f-4”):

a.	Manage derivatives-specific data, update security master files, and load each Fund’s portfolio composition and derivatives-specific data into Confluence software;
b.	Deliver daily derivatives exposure and value-at-risk (“VaR”) reports generated by the Confluence software to each Fund’s investment adviser (“Adviser”) and the Trust’s Chief Compliance Officer and make available reporting for weekly stress testing and back-testing calculations performed by the Confluence software;
c.	Provide Adviser access to the Confluence software in order that Adviser may calculate derivatives exposure for each Fund it advises and make other derivatives risk management calculations as required by Rule 18f- 4 (e.g., daily VaR calculations, weekly back-testing, and weekly stress-testing);

d.     Provide Adviser a board reporting template; and

e.	Provide the Board access to an independent derivatives expert (a “Derivatives Expert”) capable of supporting the Board’s efforts in effecting compliance oversight as required by Rule 18f-4 and the Trust’s related Derivatives Risk Management Program.

Alternatively, the Trust may elect to forego receipt of the Derivatives Risk Management Program Support Services and instead deliver (or cause to be delivered) to Ultimus derivatives data required to be reported monthly on Form N-PORT, in which case Ultimus’ services (the “18f-4/N-PORT Support Services”) will be limited to taking receipt of that derivatives data, manually loading that data into its reporting system, and reporting the required derivatives information on Form N-PORT monthly.

4.	Special Reports and Services

4.1.	Ultimus may provide additional special reports upon the request of the Trust or a Fund’s investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

4.2.	Ultimus may provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

Signatures are located on the next page.

The parties duly executed this Fund Accounting Addendum as of April 15, 2024.

NORTH SQUARE INVESTMENTS TRUST

By: /s/ Ian Martin

Name: Ian Martin

Title: President

ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Gary Tenkman

Name: Gary Tenkman

Chief Executive Officer

Fund Accounting Fee Letter

for

the Sphere Funds each a series of

North Square Investments Trust

This Fund Accounting Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to North Square Investments Trust (the “Trust”) for the Funds of the Trust advised by Reflection Asset Management, LLC (the “Sphere Funds”) listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated May 5, 2023, and the Fund Accounting Addendum dated April 15, 2024 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.              Fees

For the Fund Accounting Services provided under the Fund Accounting Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, which fee is included in the Fund Administration Fees, plus itemized fees as follows:

[REDACTED]

2.              Monthly Per Trade and T+0 Processing Fees

[REDACTED]

3.              Term

3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then- current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. The Adviser shall have the same rights to terminate this Fee Letter on behalf of a Fund as the Trust has to terminate the Agreement on behalf of a Fund. Any such termination (whether of the Agreement or this Fee Letter directly) shall be treated as a termination of both the Agreement and this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services. For the avoidance of doubt, no Early Termination Fee will be applicable to the subject Fund(s) or the Adviser unless the termination is initiated by the Adviser on behalf of the Fund(s) for the purpose of moving to an alternative Trust and/or fund administration provider. No Early Termination Fee will be charged if a Fund is shut down.

3.4.	Intentionally Omitted.

3.5.	Deconversion. Ultimus will cooperate with any reasonable request of the Trust to effect a prompt transition to a new service provider selected by the Trust. In consideration for which, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such transition, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a fee for fund accounting deconversion services of not less than $[ ].

3.6	Liquidation. In the event any Fund is liquidated, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such liquidation, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for fund accounting liquidation services of not less than $[ ] per Fund.

3.7	Restructuring. In the event any Fund undergoes a restructuring event, including, without limitation, any merger, acquisition, or reorganization event, which does not involve transition to a new service provider as would a deconversion, but does require Ultimus to perform transfer agency services outside of the ordinary course, Ultimus shall be entitled to collect from the Trust or the Adviser a fund accounting restructuring fee of not less than $[ ], which shall be in addition to any hourly event processing charge that Ultimus is permitted to charge.

4.              Reimbursable Expenses

[REDACTED]

5.	Fee Increases

[REDACTED]

6.              Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

1 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

The parties duly executed this Fund Accounting Fee Letter dated April 15, 2024.

North Square Investments Trust on its own behalf and on behalf of the Sphere Funds		Ultimus Fund Solutions, LLC
By:	By:
Name: Ian Martin	Name:	Gary Tenkman
Title:Chief Administrative Officer	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Reflection Asset Management, LLC
By:
Name: Jason Britton
Title: President & CIO

Fund Administration Addendum

for

the Sphere Funds each a series of

North Square Investments Trust

This Fund Administration Addendum, dated April 15, 2024, is between North Square Investments Trust (the “Trust”), on its own behalf and on behalf of the Funds of the Trust advised by Reflection Asset Management, LLC (the “Sphere Funds”) listed in Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) to that certain Master Services Agreement dated May 5, 2023, and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

With respect to each Fund electing Fund Administration Services, Ultimus shall provide the following services subject to, and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, the Trust’s organizational documents, bylaws, applicable laws and regulations, and resolutions and policies established by the Trust’s Board:

1.	Monitor the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent, fund accountant and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Trust;
2.	Upon request, assist each Fund in the evaluation and selection of other service providers, such as independent public accountants, printers, EDGAR providers and proxy solicitors (such parties may be affiliates of Ultimus);
3.	Prepare and maintain the Trust's operating expense budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily net asset value;
4.	Prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;
5.	Prepare authorization for the payment of Trust expenses and pay, from Trust assets, all bills of the Trust;

6.	Determine income and capital gains available for distribution and calculate distributions required to meet regulatory, income, and excise tax requirements, to be reviewed by the Trust's independent public accountants;
7.	Monitor the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;
8.	Provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;
9.	Prepare and coordinate the printing of semi-annual and annual financial statements;

10.	Coordinate the Trust's audits and examinations by:
a.	assisting each Fund’s independent public accountants, or, upon approval of the Trust, any regulatory body, in any requested review of a Fund’s accounts and records;
b.	providing appropriate financial schedules (as requested by a Fund’s independent public accountants or SEC examiners); and
c.	providing office facilities as may be required;

11.	Determine, after consultation with legal counsel for the Trust and the Fund’s investment adviser, the jurisdictions in which Shares of the Trust shall be registered or qualified for sale; facilitate, register, or prepare applicable notice or other filings with respect to, the Shares with the various state and territories of the United States and other securities commissions, provided that all fees for the registration of Shares or for qualifying or continuing the qualification of the Trust shall be paid by the Trust;
12.	Ultimus shall prepare and disseminate materials for all meetings of the Board, including draft and formal meeting agendas, meeting notices, draft resolutions and other information and data as may be agreed upon by the Trust and Ultimus from time to time, in coordination with Fund counsel and independent trustee counsel to the Trust, the investment adviser, sub-advisers, officers of the Trust and other relevant parties; attend and participate in Board and committee meetings to the extent requested by the Board; and provide a secretary to record the minutes of each Board and committee meeting and prepare draft minutes for the Board and its committees;
13.	Ultimus will prepare initial drafts of the following documents/regulatory filings:
a.	amendments to the Trust’s Registration Statement on Form N-1A,;
b.	periodic reports to the Trustees, shareholders and the SEC, including but not limited to annual reports and semi-annual reports;
c.	notices pursuant to Rule 24f-2 (as applicable);
d.	reports to the SEC on Forms N-CEN, N-CSR, N-PORT, and N-PX (as applicable); and
e.	information statements.

After Ultimus has prepared initial drafts of the foregoing documents/regulatory filings specified in this Section 13, it shall distribute for review copies of such documents/regulatory filings to Fund counsel, independent trustee counsel, and (as applicable) the adviser and sub-adviser(s), as well as other relevant service providers to the Trust. Ultimus shall incorporate, as appropriate, comments from such parties and, after receiving approval of such parties, including Fund counsel (as appropriate), shall file or disseminate such documents or regulatory filings with the SEC or other appropriate regulatory body.

14.	Monitor sales of Shares and ensure that the Shares are properly and duly registered with the SEC;

15.	Review the Trust's federal, state, and local tax returns as prepared and signed by the Trust's independent public accountants; and
16.	Monitor Fund holdings and operations for post-trade compliance with the Prospectus and Statement of Additional Information, SEC statutes, rules, regulations and policies and pursuant to advice from the Fund’s independent public accountants and Trust counsel, monitor Fund holdings for compliance with IRS taxation limitations and restrictions and applicable Federal Accounting Standards Board rules, statements and interpretations; provide periodic compliance reports to each investment adviser or sub-adviser to the Trust, and assist the Trust, the Adviser and each sub-adviser to the Trust (collectively referred to as “Advisers”) in preparation of periodic compliance reports to the Trust, as applicable. Because such post-trade compliance testing is performed using fund accounting data and data provided by third-party sources, including, without limitation the Adviser, its accuracy is dependent upon the accuracy of such data, and the Trust agrees and acknowledges that Ultimus is not liable for the accuracy or inaccuracy of such data. The Trust further agrees and acknowledges that the post-trade compliance testing performed by Ultimus shall not relieve the Trust or the Adviser of their responsibilities with respect to fund portfolio compliance, including on a pre-trade basis, and that Ultimus shall not be held liable for any act or omission of the Trust or the Adviser with respect to fund portfolio compliance. Moreover, and notwithstanding the foregoing, Ultimus’ ability and therefor its obligation to perform post-trade compliance testing shall be wholly- dependent upon its timely receipt from third-party sources, including as applicable the Adviser, of all data necessary in Ultimus’ sole determination to properly perform such post-trade compliance testing, and, should Ultimus determine it to be necessary, the Adviser shall be required to arrange for Ultimus to have secure look-through access to private fund holdings.

17.	Provide individuals acceptable to the Board to serve as officers of the Fund, including, without limitation, individuals to serve as assistant treasurer and secretary, who will be responsible for the management of certain of the Fund’s affairs as determined and under supervision by the Board; depending on the nature and scope of any such officer appointment, Ultimus may be entitled to an additional fee (as set forth in the Fund Administration Fee Letter).

Special Reports and Services

1.	Ultimus may provide additional special reports upon the request of the Trust or a Fund’s investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

2.	Ultimus may provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, such as assistance with Proxy Statements or Form N-14, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

Additional Regulatory Services

Ultimus may provide other regulatory services not specifically listed herein upon such terms and for such fees as the parties hereto agree. Such other regulatory services may include, without limitation, (i) the drafting of initial registration statements and amendments thereto pursuant to Rule 485(a) under the Securities Act of 1933, (ii) the drafting of proxy statements and related materials in connection with the Trust’s shareholder meetings, and (iii) the preparation of materials for, attendance at, and drafting of minutes for organizational and special Board meetings.

Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Fund Administration Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

Legal Representation

Notwithstanding any provision of the Master Services Agreement or this Fund Administration Addendum to the contrary, Ultimus will not provide legal representation to the Trust or any Fund, including through the use of attorneys that are employees of, or contractually engaged by, Ultimus. The Trust acknowledges that in-house Ultimus attorneys exclusively represent Ultimus and will rely on outside counsel retained by the Trust to review all services provided by in-house Ultimus attorneys and to provide independent judgment on the Trust’s behalf. The

Trust acknowledges that because no attorney-client relationship exists between in-house Ultimus attorneys and the Trust, any information provided to Ultimus attorneys will not be privileged and may be subject to compulsory disclosure under certain circumstances. Ultimus represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

Signatures are located on the next page.

The parties duly executed this Fund Administration Addendum as of April 15, 2024.

North Square Investments Trust on its own behalf and on behalf of the Sphere Funds		Ultimus Fund Solutions, LLC
By:	By:
Name: Ian Martin	Name:	Gary Tenkman
Title: Chief Administrative Officer	Title:	Chief Executive Officer

Fund Administration Fee Letter

for

the Sphere Funds each a series of

North Square Investments Trust

This Fund Administration Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to North Square Investments Trust (the “Trust”) for the Funds of the Trust advised by Reflection Asset Management, LLC (the “Sphere Funds”) listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated May 5, 2023, and the Fund Administration Addendum dated April 15, 2024 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

1.1.	For the Fund Administration Services provided under the Fund Administration Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, computed with respect to the Funds as follows:

[REDACTED]

The fee will be calculated based on the aggregate net assets of the Funds and distributed to the Funds on a pro rata basis or other Board approved methodology.

The fee will be subject to an aggregate annual minimum of $[ ] for the first three Funds in the same Fund Family, plus an annual minimum of $[ ] for each additional Fund above three, plus an annual fee of $[ ] per each Fund additional share class above two.

The term “Fund Family” refers to all Funds in the Trust with the same investment adviser.

1.2.          Implementation Fee. In addition to the fees set forth in Section 1.1 above, Ultimus shall be entitled to a one-time implementation fee (“Implementation Fee”) in connection with any new Fund launch. For the avoidance of doubt, no Implementation Fee will be charged with respect to the Sphere 500 Climate Fund, but each subsequent Fund launched in the same Fund Family will be subject to an Implementation Fee of $[ ]. The Implementation Fee with respect to any Fund shall be due and payable to Ultimus prior to Ultimus commencing any work related to the Fund’s launch. As used herein, the term “Fund Family” means all Funds in the Trust with the same investment adviser.

1.3.	State Registration (Blue Sky) Fees:

The Fund shall pay its allocated federal and state regulatory filing fees. In addition, the Fund shall pay Ultimus the following fees per state registration:

[REDACTED]

1.4.	Tax Provisioning/ASC 740 Compliance fee. Each Fund shall pay Ultimus $[ ] per calendar quarter for tax provisioning services and ASC 740 Compliance.

[REDACTED]

1.5.	Special Reports/Programming Charge. All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge. The current rate as of the date of this Fee Letter is $[ ] per hour and is subject to change.

1.6	Event Processing Charge. Fund administration services performed outside of the ordinary course and in connection with unique events involving a Fund or the Trust, including, without limitation, mergers, acquisitions, and reorganizations, shall be subject to an additional event processing charge. The current rate as of the date of this Fee Letter is $[ ] per hour and is subject to change.

1.7	Meeting Attendance Fee. The Trust or the applicable Fund shall pay $[ ] per fair valuation committee meeting attended by any Ultimus personnel.

1.8	The fees are computed daily and payable monthly, along with any reimbursable expenses. The Trust, the Funds, or the Adviser agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s, the Funds’, or the Adviser’s default or prevent Ultimus from exercising any other rights and remedies available to it. Until the Adviser provides Ultimus with written notice to the contrary, Ultimus shall direct all invoices to Our Sphere, Inc., which, as sponsor of the Sphere Funds, has contractually obligated itself to pay certain expenses of the Sphere Funds, at the following address:

Sphere 500 Climate Fund c/o Our Sphere, Inc.

Attn.: Candice Rutherford

Email: billing@oursphere.org

2.	Reimbursable Expenses

In addition to the above fees, the Trust, the Funds, or the Adviser will reimburse Ultimus for certain reimbursable expenses incurred on each Fund’s behalf, including, but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Trust or the Adviser. The Trust and each Fund will be responsible for the Fund’s normal operating expenses, such as federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Fund’s public documents, and fees and expenses of the Trust’s other vendors and providers that provide services to the Fund.

3.	Term
3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then- current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. The Adviser shall have the same rights to terminate this Fee Letter on behalf of a Fund as the Trust has to terminate the Agreement on behalf of a Fund. Any such termination (whether of the Agreement or this Fee Letter directly) shall be treated as a termination of both the Agreement and this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable

Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services. For the avoidance of doubt, no Early Termination Fee will be applicable to the subject Fund(s) or the Adviser unless the termination is initiated by the Adviser on behalf of the Fund(s) for the purpose of moving to an alternative Trust and/or fund administration provider. No Early Termination Fee will be charged if a Fund is shut down.

3.4.	Intentionally Omitted.

3.5.	Deconversion. Ultimus will cooperate with any reasonable request of the Trust to effect a prompt transition to a new service provider selected by the Trust. In consideration for which, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such transition, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a fee for fund administration deconversion services of not less than $[ ].

3.1.	Liquidation. In the event any Fund is liquidated, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such liquidation, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for fund administration liquidation services of not less than $[ ] per Fund.

3.2.	Restructuring. In the event any Fund undergoes a restructuring event, including, without limitation, any merger, acquisition, or reorganization event, which does not involve transition to a new service provider as would a deconversion, but does require Ultimus to perform transfer agency services outside of the ordinary course, Ultimus shall be entitled to collect from the Trust or the Adviser a fund administration restructuring fee of not less than $[ ], which shall be in addition to any hourly event processing charge that Ultimus is permitted to charge.

4.	Fee Increases

[REDACTED]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

2 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

The parties duly executed this Fund Administration Fee Letter dated April 15, 2024.

North Square Investments Trust on its own behalf and on behalf of the Sphere Funds		Ultimus Fund Solutions, LLC
By: /s/ Ian Martin	By:	/s/ Gary Tenkman
Name: Ian Martin	Name:	Gary Tenkman
Title: Chief Administrative Officer	Title:	Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Reflection Asset Management, LLC
By: /s/ Jason Britton
Name: Jason Britton
Title: President & CIO

Transfer Agent and Shareholder Services Addendum

for

the Sphere Funds Each a series of

North Square Investments Trust

This Transfer Agent and Shareholder Services Addendum, dated April 15, 2024, is between North Square Investments Trust (the “Trust”), on its own behalf and on behalf of the Funds of the Trust advised by Reflection Asset Management, LLC (the “Sphere Funds”) listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) to that certain Master Services Agreement, dated May 5, 2023, and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Services Agreement.

Transfer Agent and Shareholder Services

1.	Shareholder Transactions

Ultimus shall provide the Trust with shareholder transaction services, including:

1.1.	process shareholder purchase, redemption, exchange, and transfer orders in accordance with conditions set forth in the applicable Fund’s prospectus(es) applying all applicable redemption or other miscellaneous fees;

1.2.	set up of account information, including address, account designations, dividend and capital gains options, taxpayer identification numbers, banking instructions, automatic investment plans, systematic withdrawal plans and cost basis disposition method,

1.3.	assist shareholders making changes to their account information included in 1.2;

1.4.	issue trade confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the “1934 Act”);

1.5.	issue quarterly statements for shareholders, interested parties, broker firms, branch offices and registered representatives;

1.6.	act as a service agent and process income dividend and capital gains distributions, including the purchase of new shares, through dividend reimbursement and appropriate application of backup withholding, non-resident alien withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding;

1.7.	record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Fund which are authorized, based upon data provided to it by the Trust, and issued and outstanding;

1.8.	perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the “Lost Shareholder Rules”);

1.9.	provide cost basis reporting to shareholders on covered shares (shares purchased after 1/1/2012), as required;

1.10.	withholding taxes on non-resident alien accounts, pension accounts and in accordance with state requirements;

1.11.	produce, print, mail and file U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for shareholders;

1.12.	administer and perform all other customary services of a transfer agent, including, but not limited to, answering routine customer inquiries regarding shares; and

1.13.	process all standing instruction orders (Automatic Investment Plans (“AIPs”) and Systematic Withdrawal Plan (“SWPs”)) including the debit of shareholder bank information for automatic purchases.

2.	Shareholder Information Services

Ultimus shall provide the Trust with shareholder information services, including:

2.1.	make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information;

2.2.	produce detailed history of transactions through duplicate or special order statements upon request;

2.3.	provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders; and

2.4.	respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

3.	Compliance Reporting

3.1.	AML Reporting. Ultimus agrees to provide anti-money laundering services to the Trust’s direct shareholders and to operate the Trust’s customer identification program for these shareholders, in each case in accordance with the written procedures developed by Ultimus and adopted or approved by the Board and with applicable law and regulations.

3.2.	Regulatory Reporting. Ultimus agrees to provide reports to the federal and applicable state authorities, including the SEC, and to the Funds’ auditors. Applicable state authorities are those governmental agencies located in states in which the Fund is registered to sell shares.

3.3.	IRS Reporting. Ultimus will prepare and distribute appropriate Internal Revenue Service (“IRS”) forms for shareholder income and capital gains (including the calculation of qualified income), sale of fund shares, distributions from retirement accounts and education savings accounts, fair market value reporting on IRAs, contributions, rollovers and conversions to IRAs and education savings accounts and required minimum distribution notifications and issue tax withholding reports to the IRS.

3.4.	Pay-to-Play Reports. Ultimus will provide quarterly reporting for Fund accounts subject to pay-to- play rules.

4.	Dealer/Load Processing

For each Fund with a share class that charges a sales load (either front-end or back-end), Ultimus will:

4.1.	provide reports for tracking rights of accumulation and purchases made under a letter of intent;

4.2.	account for separation of shareholder investments from transaction sale charges for purchase of Fund shares;

4.3.	calculate fees due under Rule 12b-1 plans for distribution and marketing expenses;

4.4.	track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases; and

4.5.	applying appropriate Front End Sales Load (“FESL”) breakpoint and Contingent Deferred Sales Charges (“CDSCs”) automatically during trade processing.

5.	Shareholder Account Maintenance

For each direct shareholder account, Ultimus agrees to perform the following services:

5.1.	maintain all shareholder records for each account in each Fund;

5.2.	as dividend disbursing agent, on or before the payment date of any dividend or distribution, notify the Fund’s custodian of the estimated amount of cash required to pay such dividend or distribution; prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and in the case of shareholders entitled to receive additional shares of the Fund by reason of any such dividend or distribution, make appropriate credit to their respective accounts and prepare and mail to such shareholders a confirmation statement with respect to such shares;

5.3.	issue customer statements on a scheduled cycle, and provide duplicate second and third-party copies if required;

5.4.	record shareholder account information changes; and

5.5.	maintain account documentation files for each shareholder.

6.	uTRANSACT Web Services

6.1.	Provide and maintain an internet portal for shareholders and registered investment advisers to access and perform various online capabilities on their investment accounts with the Funds.

7.	PLAID

7.1.	Provide online bank account verification services using third-party PLAID technology.

8.	Other Services

8.1.	Ultimus shall perform other services for the Trust that are mutually agreed upon in a writing signed by the parties for mutually agreed fees, if any, and all reimbursable expenses incurred by Ultimus; provided, however that the Trust may retain third parties to perform such other services. These services may include performing internal audit examination; mailing the annual reports of the Funds; preparing an annual list of shareholders; and mailing notices of shareholders’ meetings, proxies, and proxy statements.

9.              National Securities Clearing Corporation Processing

Ultimus will:

9.1.	process accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation (the “NSCC”) on behalf of NSCC’s participants, including the Trust), in accordance with, instructions transmitted to and received by Ultimus by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by Ultimus;

9.2.	issue instructions to each Fund’s custodian for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants);

9.3.	provide account and transaction information from the affected Trust’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker- dealers; and

9.4.	maintain shareholder accounts through Networking.

10.           Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Transfer Agent and Shareholder Services Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

Signatures are located on the next page.

The parties duly executed this Transfer Agent and Shareholder Services Addendum as of April 15, 2024.

North Square Investments Trust on its own behalf and on behalf of the Sphere Funds		Ultimus Fund Solutions, LLC
By: /s/ Ian Martin	By:	/s/ Gary Tenkman
Name: Ian Martin	Name:	Gary Tenkman
Title: Chief Administrative Officer	Title:	Chief Executive Officer

Transfer Agent and Shareholder Services Fee Letter

for

the Sphere Funds each a series of

North Square Investments Trust

This Transfer Agent and Shareholder Services Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to North Square Investments Trust (the “Trust”) for the Funds of the Trust advised by Reflection Asset Management, LLC (the “Sphere Funds”) listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain Master Services Agreement dated May 5, 2023, and the Transfer Agent and Shareholder Services Addendum dated April 15, 2024 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

1.1.	For the Transfer Agent and Shareholder Services provided under the Transfer Agent and Shareholder Services Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, computed with respect to each Fund as follows:

[REDACTED]

1.2.	Special Reports/Programming Fees: All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge. The current rate as of the date of this Agreement is $[ ] per hour and is subject to change.

1.3.          MFPS I or MFPS II (check if applicable)

[REDACTED]

The parties hereto acknowledge and agree that Ultimus shall bear no liability with respect to the accuracy of data entered into MFPS II and that the pricing as set forth herein is premised upon this limitation of liability.

1.4.	MARS Rule 22c-2 Compliance Management Fees (check if applicable)

[REDACTED]

1.5.	SalesFocus Solutions/MARS Fees (check if applicable)

The Adviser will be obligated to pay the following SalesFocus Solutions/MARS-related fees.

[REDACTED]

1.6.	The Trust, the Funds, or the Adviser agree to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s, the Funds’, or the Adviser’s default or prevent Ultimus from exercising any other rights and remedies available to it. Until the Adviser provides Ultimus with written notice to the contrary, Ultimus shall direct all invoices to Our Sphere, Inc., which, as sponsor of the Sphere Funds, has contractually obligated itself to pay certain expenses of the Sphere Funds, at the following address:

Sphere 500 Climate Fund c/o Our Sphere, Inc.

Attn.: Candice Rutherford Email: billing@oursphere.org

All services listed above with a check box that are used by the Trust or Funds will be billed by Ultimus in accordance with the listed fees, even if not checked.

2.	Reimbursable Expenses

In addition to the above fees, the Trust, the Funds, or the Adviser will reimburse Ultimus or pay directly certain expenses incurred on the Funds’ behalf, including, but not limited to, postage, confirmations, statement and confirmation development, shareholder applications and forms, printing, telephone lines, Internet access fees, bank service charges, stationery, envelopes, check printing and writing, AML verification, record retention, lost shareholder search, VRU maintenance and development, Fund specific Fund/Serv and Networking costs, and other industry standard transfer agent expenses. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Trust, the Funds, or the Adviser agrees to reimburse Ultimus for expenses incurred by Ultimus in the production and dissemination of trade confirmations, account statements, and tax forms.

3.	Term
3.1.	Initial Term. This Fee Letter shall continue in effect, unless earlier terminated under Section 3.3 below, until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.	Renewal Terms. After the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then-current Renewal Term.

3.3.	Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. The Adviser shall have the same rights to terminate this Fee Letter on behalf of a Fund as the Trust has to terminate the Agreement on behalf of a Fund. Any such termination (whether of the Agreement or this Fee Letter directly) shall be treated as a termination of both the Agreement and this Fee Letter with respect to each Fund as to which the termination applies, in which case the subject Fund(s) or the Adviser shall be responsible for payment of any amounts required to be paid under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for deconversion or liquidation services. For the avoidance of doubt, no Early Termination Fee will be applicable to the subject Fund(s) or the Adviser unless the termination is initiated by the Adviser on behalf of the Fund(s) for the purpose of moving to an alternative Trust and/or fund administration provider. No Early Termination Fee will be charged if a Fund is shut down.

3.4.	Intentionally Omitted.

3.5.	Deconversion. Ultimus will cooperate with any reasonable request of the Trust to effect a prompt transition to a new service provider selected by the Trust. In consideration for which, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such transition, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a fee for transfer agency deconversion services of not less than $[ ].

3.6.	Liquidation. In the event any Fund is liquidated, Ultimus shall be entitled to collect from the Trust or the Adviser the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such liquidation, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a reasonable fee for transfer agency liquidation services of not less than $[ ] per Fund.

3.7.	Restructuring. In the event any Fund undergoes a restructuring event, including, without limitation, any merger, acquisition, or reorganization event, which does not involve transition to a new service provider as would a deconversion, but does require Ultimus to perform transfer agency services outside of the ordinary course, Ultimus shall be entitled to collect from the Trust or the Adviser a transfer agency restructuring fee of not less than $[ ], which shall be in addition to any hourly event processing charge that Ultimus is permitted to charge.

4.     Fee Increases

[REDACTED]

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

3 Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Signatures are located on the next page.

The parties duly executed this Transfer Agent and Shareholder Services Fee Letter dated April 15, 2024.

NORTH SQUARE INVESTMENTS TRUST

By: /s/ Ian Martin

Name: Ian Martin

Title: President

ULTIMUS FUND SOLUTIONS, LLC

By:	/s/ Gary Tenkman Gary Tenkman

Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Reflection Asset Management, LLC
By: /s/ Jason Britton Name: Jason Britton
Title: President & CIO